As filed with the Securities and Exchange Commission on July 24, 2014.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WINMARK CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	41-1622691
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

605 Highway 169 North, Suite 400

Minneapolis, Minnesota 55441

(Address of principal executive offices and zip code)

Winmark Corporation 2010 Stock Option Plan

(Full title of the Plan)

Anthony D. Ishaug

Chief Financial Officer

Winmark Corporation

605 Highway 169 North, Suite 400

Minneapolis, Minnesota 55441

763-520-8500

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Jonathan B. Levy

Lindquist & Vennum, LLP

4200 IDS Center

80 South 8th Street

Minneapolis, Minnesota  55402

612-371-3211

**Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, no par value	250,000	(2)	$67.49	$16,872,500	$2,173.18

(1)         Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement of Form S-8 shall also cover such additional and indeterminate number of shares of the Registrant’s common stock that may be issued by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)         This Registration Statement registers 250,000 additional shares of common stock issuable under the issuable under the Winmark Corporation 2010 Stock Option Plan.

(3)         Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the “Securities Act”), and based upon the average of the high and low prices per share of the Company’s Common Stock on The NASDAQ Global Market on July 21, 2014.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E —

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 is filed by Winmark Corporation, a Minnesota corporation, (“Winmark” or the “Company”) to register an additional 250,000 shares of its common stock for issuance upon exercise of options granted under the Winmark Corporation 2010 Stock Option Plan.

Pursuant to General Instruction E of Form S-8 and Rule 429 of the Securities Act, the contents of the Company’s prior registration statement on Form S-8, File No. 333-172745, are incorporated herein by reference.

PART II

Item 8.                   Exhibits.

Exhibit

4.1

Winmark Corporation 2010 Stock Option Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 11, 2010 for the Annual Meeting of Shareholders held on April 28, 2010)

4.2	Winmark Corporation First Amendment to the 2010 Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2014)
5.1	Opinion of Lindquist & Vennum LLP
23.1	Consent of Lindquist & Vennum LLP (included in Exhibit 5.1)
23.2	Consent of Grant Thornton LLP, the Company’s Independent Registered Public Accounting Firm
24.1	Power of Attorney (included on signature page)

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on July 24, 2014.

WINMARK CORPORATION

/s/ JOHN L. MORGAN
John L. Morgan
Chairman and Chief Executive Officer

POWER OF ATTORNEY

The undersigned officers and directors of Winmark Corporation hereby constitute and appoint John L. Morgan and Anthony D. Ishaug, each acting alone, with power to act as our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on July 24, 2014.

SIGNATURE	TITLE

/s/ JOHN L. MORGAN	Chairman of the Board and Chief Executive Officer
John L. Morgan	(principal executive officer)

/s/ ANTHONY D. ISHAUG	Chief Financial Officer and Treasurer
Anthony D. Ishaug	(principal financial and accounting officer)

/s/ LAWRENCE A. BARBETTA	Director
Lawrence A. Barbetta

/s/ JENELE C. GRASSLE	Director
Jenele C. Grassle

/s/ KIRK A. MACKENZIE	Director
Kirk A. MacKenzie

/s/ PAUL C. REYELTS	Director
Paul C. Reyelts

/s/ MARK L. WILSON	Director
Mark L. Wilson

/s/ STEVEN C. ZOLA	Director
Steven C. Zola

3